UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2005

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2005, Teradyne, Inc. (“Teradyne”) entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) with Amphenol Corporation (“Amphenol”) providing for the sale of substantially all of the assets and certain of the liabilities of Teradyne Connections Systems Division (“TCS”), including the capital stock of Teradyne Connection Systems (Malaysia) Sdn. Bhd., Teradyne Connection Sys. de Mexico SA de CV and Teradyne Ireland Ltd. (collectively the “TCS Business”). Under the terms of the Purchase Agreement, the purchase price payable for the TCS Business will be U.S. $390 million in cash, subject to a post-closing net asset value adjustment (the “Transaction”). Closing of the Transaction (the “Closing”) is subject to anti-trust approvals and other customary closing conditions, as set forth in the Purchase Agreement. As a part of the Transaction, Teradyne has agreed not to engage in a business that competes with the backplane and connection systems business of the TCS Business for a period of six years.

The Purchase Agreement provides that the purchase and sale of the Chinese or Malaysian operations constituting a part of the TCS Business may be delayed for up to six months while required governmental permits or authorizations are obtained. During any such delay period, the Chinese or Malaysian operations, as applicable, will be managed by Amphenol, to the extent permitted by applicable law and to the mutual satisfaction of Amphenol and Teradyne. In the case of a delayed purchase of the Chinese operations, the applicable purchase price will be deposited by Amphenol in an escrow account at Closing, while in the case of a delayed purchase of the Malaysian operations, Teradyne would receive the applicable purchase price at the Closing. Upon consummation of a delayed Chinese or Malaysian purchase, a purchase price adjustment shall be made for net income or loss realized during the period subsequent to Closing and prior to the delayed closing.

The foregoing description of the Purchase Agreement and the Transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. On October 10, 2005, Teradyne issued a press release announcing the signing of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the signing of the Purchase Agreement, the Teradyne Board of Directors authorized Teradyne to enter into an Agreement Regarding Salary Continuation Benefits with Richard E. Schneider, President of Teradyne Connection Systems Division (the “Agreement”), which agreement was entered into on October 10, 2005. Under the terms of the Agreement, Teradyne will, immediately following the consummation of the Transaction (provided that Mr. Schneider is employed by Teradyne through the consummation of the Transaction) pay to Mr. Schneider an incentive payment of $145,025 and a “variable compensation (“VC”) payment” based upon the Teradyne 2005 Variable Compensation Plan (“VC Plan”) and calculated in the same manner as VC payments made to all TCS employees participating in the VC Plan. For Mr. Schneider, this VC payment totals $240,075 of which approximately $220,000 is the amount Mr. Schneider would likely have received under the VC Plan through November 2005 (the anticipated date of Closing) if VC Plan payments were prorated based on his last day of employment with Teradyne. VC payments made to TCS employee participants, including Mr. Schneider, are being made pursuant to an exception to the VC Plan. Normally, under the VC Plan, VC payments are not prorated and recipients must remain employed by Teradyne for the entire calendar year and up through the date such payments are approved by the Teradyne Board of Directors (ordinarily sought in January) in order to receive payments.

In addition, the Agreement provides that if Mr. Schneider is not offered a position comparable to his current position at Teradyne by Amphenol or is required by Amphenol to relocate his principal place of employment beyond a 50 mile radius and his employment is terminated by Teradyne prior to the date of Closing other than for Cause (as defined in the Agreement), Teradyne shall pay Mr. Schneider a monthly amount equal to 1/12th of his current Teradyne annual base salary beginning on the date his employment is terminated and continuing for a period of approximately 24 months thereafter (the “Severance Period”). The Agreement also provides continued medical and dental insurance plan coverage to Mr. Schneider during the Severance Period.

In accordance with the terms of the Purchase Agreement noted above, once Mr. Schneider accepts an offer of employment with Amphenol, Amphenol assumes any ongoing severance or salary continuation payments under the Agreement with Mr. Schneider if his employment is terminated by Amphenol for other than Cause or if Mr. Schneider terminates his employment for Good Reason (as defined in the Agreement), in each case within nine months following the consummation of the Transaction.

In consideration of the benefits provided to Mr. Schneider under the Agreement, Mr. Schneider has agreed with Teradyne, among other things, that (a) during the later of a one year period or the Severance Period, he will not directly or indirectly (i) engage in the solicitation or hiring of employees or customers of Teradyne or its subsidiaries or (ii) compete with Teradyne (as further defined in the Agreement); and (b) he will sign a release of any claims he has or may have against Teradyne or Teradyne subsidiaries.

The foregoing description of the Agreement between Teradyne and Mr. Schneider does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains statements intended as “forward-looking statements.” These forward-looking statements include statements regarding management’s expectations as to the completion of the Transaction and the other transactions contemplated by the Purchase Agreement. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. There can be no assurance that management’s estimates of anticipated future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our period reports on Forms 10-Q and 8-K. Teradyne does not undertake an obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits

The exhibit listed below and in the accompanying Exhibit Index is furnished as part of this Current Report on Form 8-K.

(c) Exhibits.

Exhibit No.	Description
2.1*	Asset and Stock Purchase Agreement, dated as of October 10, 2005, between Teradyne, Inc., on behalf of itself and other sellers named therein, and Amphenol Corporation, on behalf of itself and other buyers named therein.

10.1	Agreement Regarding Salary Continuation Benefits, dated as of October 10, 2005, between Teradyne, Inc. and Richard E. Schneider.

99.1	Press Release dated October 10, 2005.

*	Schedules, exhibits and similar attachments to the Asset and Stock Purchase Agreement are not filed, but Teradyne, Inc. undertakes to supplementally furnish a copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: October 10, 2005	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset and Stock Purchase Agreement, dated as of October 10, 2005, between Teradyne, Inc., on behalf of itself and other sellers named therein, and Amphenol Corporation, on behalf of itself and other buyers named therein.

10.1	Agreement Regarding Salary Continuation Benefits, dated as of October 10, 2005, between Teradyne, Inc. and Richard E. Schneider.

99.1	Press Release dated October 10, 2005.

*	Schedules, exhibits and similar attachments to the Asset and Stock Purchase Agreement are not filed, but Teradyne, Inc. undertakes to supplementally furnish a copy of any schedule or similar attachment to the Securities and Exchange Commission upon request.